Exhibit 5.1

July 31, 2020

Harsco Corporation
350 Poplar Church Road
Camp Hill, Pennsylvania 17011
Re: Harsco Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Harsco Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company concurrently herewith with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of 2,070,000 additional shares of the Company’s common stock, par value $1.25 per share (the “Shares”), reserved for issuance pursuant to Amendment No. 2 to the Company’s 2013 Equity and Incentive Compensation Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As counsel, we have reviewed a Good Standing Certificate with respect to the Company issued by the Secretary of State of Delaware dated as of a recent date. We have also reviewed the organizational documents of the Company, including (i) the Restated Certificate of Incorporation of the Company, as amended to the date hereof (the “Certificate of Incorporation”), (ii) the By-Laws of the Company, as amended to the date hereof (the “By-Laws”). We have also examined copies of (i) resolutions certified by the Secretary of the Company and adopted at a meeting of the Board of Directors of the Company held on February 21, 2020; and (ii) the duly certified results of the vote by the shareholders of the Company approving the adoption of the Plan at the Company’s Annual Meeting of Shareholders held on April 21, 2020. We have relied, as to these and other factual matters which affect our opinion, on the Certificate of the Secretary of the Company dated as of July 31, 2020.

We have assumed that (i) valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company, (ii) each award agreement setting forth the terms of each award granted pursuant to the Plan is consistent with the Plan and has been or will be duly authorized and validly executed and delivered by the parties thereto, and (iii) at the time of each issuance of Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s Certificate of Incorporation that have not otherwise been issued or reserved or committed for issuance, and (iv) the price per share paid for Shares issued pursuant to the Plan is not less than the par value of the Shares. As to factual matters material to the opinions set forth below we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement and in such certificates of government officials and officers of the Company as we have deemed necessary for the purpose of the opinions expressed herein. We have also assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with the originals of all items submitted to us as copies.

Exhibit 5.1
Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that, when the Registration Statement has become effective under the Act and the Shares have been issued and delivered upon payment therefor in accordance with the Plan and any applicable award agreement, the Shares will be duly authorized, legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.
This opinion is limited to matters governed by the General Corporation Law of the State of Delaware (the “Delaware Act”). We express no opinion as to either the applicability or effect of the laws of any other jurisdiction. This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. This opinion letter is rendered as of the date hereof, and we undertake no, and hereby disclaim, any obligation to make any inquiry after the date hereof or to advise you of any facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Very truly yours,

/s/ Husch Blackwell LLP

HUSCH BLACKWELL LLP